Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma financial statements have been prepared to provide pro forma information with regard to the acquisition of Surrey Plaza (“the Property”), which Wheeler Real Estate Investment Trust, Inc. and Subsidiaries (“Wheeler REIT” or the “Company”), through Wheeler Real Estate Investment Trust, L.P. (“Operating Partnership”), its majority-owned subsidiary, acquired from a related party on December 21, 2012.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012 gives effect to the acquisition of the Property as if it occurred on September 30, 2012. The Wheeler REIT column as of September 30, 2012 represents the pro forma balance sheet presented in the Company’s Quarterly Report on Form 10-Q (“Form 10-Q”) filed on December 7, 2012 with the Securities and Exchange Commission (“SEC”) for the period and includes the estimated impact of the November 16, 2012 formation and offering transactions and as described in the Company’s Registration Statement filed on Form S-11 (“Registration Statement”) with the SEC on October 23, 2012. The Property column presented on the pro forma consolidated statement of operations for the nine months ended September 30, 2012 includes the operating activity of the Property for the full nine months, as the Property was acquired subsequent to September 30, 2012 and therefore was not included in the Company’s historical financial statements. The Property column presented on the pro forma consolidated statements of operations for the year ended December 31, 2011 includes the full year’s operating activity for the Property. The pro forma adjustments columns include the impact of purchase accounting and other adjustments for the periods presented. The Property will be included in the consolidated financial statements included in the Company’s Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2012, to be filed with the SEC.

The unaudited pro forma condensed consolidated statements of operations for the Company and the Property for the nine months ended September 30, 2012 and the year ended December 31, 2011, give effect to the Company’s acquisition of the Property, as if it had occurred on the first day of the earliest period presented. The Wheeler REIT column for the nine months ended September 30, 2012 and the year ended December 31, 2011 represent the pro forma results of operations presented in the Company’s Form 10-Q filed with the SEC on December 7, 2012 for the nine months ended September 30, 2012. The Company’s September 2012 and December 2011 pro forma results of operations include the estimated impact of the November 16, 2012 formation and offering transactions and as described in the Company’s Registration Statement.

The unaudited pro forma condensed consolidated financial statements have been prepared by the Company’s management based upon the historical financial statements of the Company and of the acquired Property. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisitions been in effect on the dates indicated or which may be obtained in the future.

In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. These unaudited pro forma statements are for informational purposes only and should be read in conjunction with the historical financial statements of the Company, including the related notes thereto, which were filed with the SEC on October 23, 2012 as part of the Company’s Registration Statement on Form S-11 and on December 7, 2012 as part of its Form 10-Q for the quarter ended September 30, 2012.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2012

(unaudited)

	Wheeler REIT	Pro Forma Adjustments	Pro Forma Consolidated
	(A)	(B)
ASSETS:
Net investment properties	$35,493,740	$2,354,277	$37,848,017
Cash and cash equivalents	7,352,504	(1,745,531)	5,606,973
Tenant and other receivables	718,626	—	718,626
Deferred costs, reserves, intangibles and other assets	1,717,436	106,851	1,824,287

Total Assets	$45,282,306	$715,597	$45,997,903

LIABILITIES:
Mortgages and other indebtedness	$25,203,189	$—	$25,203,189
Accounts payable, accrued expenses and other liabilities	412,654	60,352	473,006
Below market lease intangibles	3,156,441	161,127	3,317,568
Due to related parties	89,615	—	89,615

Total Liabilities	28,861,899	221,479	29,083,378

Commitments and contingencies	—	—	—

EQUITY:
Common stock	33,015	—	33,015
Additional paid-in capital	14,223,484	—	14,223,484
Accumulated deficit	(4,691,271)	—	(4,691,271)
Noncontrolling interest	6,855,179	494,118	7,349,297

Total Equity	16,420,407	494,118	16,914,525

Total Liabilities and Equity	$45,282,306	$715,597	$45,997,903

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2012

(unaudited)

			Pro Forma		Pro Forma
	Wheeler REIT	Property	Adjustments		Consolidated
	(A)	(B)	(C)
REVENUES:
Rental income	$3,252,649	$225,149	$17,322	(1)	$3,495,120
Tenant reimbursements and other income	787,503	50,027	—		837,530

Total Revenues	4,040,152	275,176	17,322		4,332,650

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	533,406	39,589	—		572,995
Real estate taxes	219,940	23,432	—		243,372
Repairs and maintenance	87,181	10,704	—		97,885
Depreciation and amortization	1,515,523	—	96,102	(2)	1,611,625
Provision for credit losses	45,805	—	—		45,805
Corporate general & administrative	951,434	—	—		951,434
Other	79,966	13,680	—		93,646

Total Operating Expenses and Certain Operating Expenses of the Acquired	3,433,255	87,405	96,102		3,616,762

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	606,897	187,771	(78,780)		715,888

Interest expense	(1,193,381)	—	—	(3)	(1,193,381)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(586,484)	$187,771	$(78,780)		$(477,493)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

(unaudited)

	Wheeler REIT	Property	Pro Forma Adjustments		Pro Forma Consolidated
	(D)	(E)	(C)
REVENUES:
Rental income	$4,171,023	$269,708	$23,096	(1)	$4,463,827
Tenant reimbursements and other income	960,041	42,979	—		1,003,020

Total Revenues	5,131,064	312,687	23,096		5,466,847

OPERATING EXPENSES AND CERTAIN OPERATING EXPENSES OF THE ACQUIRED:
Property operating	845,585	58,854	—		904,439
Real estate taxes	293,221	31,230	—		324,451
Repairs and maintenance	227,262	10,524	—		237,786
Depreciation and amortization	2,023,692	—	128,136	(2)	2,151,828
Provision for credit losses	37,195	—	—		37,195
Corporate general & administrative	321,178	—	—		321,178
Other	160,253	21,374	—		181,627

Total Operating Expenses and Certain Operating Expenses of the Acquired	3,908,386	121,982	128,136		4,158,504

Operating Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	1,222,678	190,705	(105,040)		1,308,343

Interest expense	(1,589,962)	—	—	(3)	(1,589,962)

Net Income (Loss) and Excess of Acquired Revenues Over Certain Operating Expenses	$(367,284)	$190,705	$(105,040)		$(281,619)

See accompanying notes to unaudited pro forma consolidated financial statements.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(unaudited)

Pro Forma Balance Sheet

A.	Reflects the unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2012 which gives effect to the formation and offering transactions disclosed in the Company’s Form 10-Q for the nine months ended September 30, 2012.

B.	Represents the pro forma effect of the Company’s $2.30 million acquisition of the Property, assuming it occurred on September 30, 2012. The transaction included the Company assuming and concurrently paying off $1.75 million in outstanding indebtedness. The Company has initially allocated the purchase price of the acquired Property to land, building and improvements, identifiable intangible assets and to the acquired liabilities based on their estimated fair values. Identifiable intangibles include amounts allocated to above/below market leases, the value of in-place leases and customer relationships value, if any. The Company determined fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends and specific market and economic conditions that may affect the Property. Factors considered by management in its analysis of determining the as-if-vacant property value include an estimate of carrying costs during the expected lease-up periods considering market conditions, and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and estimates of lost rentals at market rates during the expected lease-up periods, tenant demand and other economic conditions. Management also estimates costs to execute similar leases including leasing commissions, tenant improvements, legal and other related expenses. Intangibles related to above/below market leases and in-place lease value are recorded as acquired lease intangibles and are amortized as an adjustment to rental revenue or amortization expense, as appropriate, over the remaining terms of the underlying leases.

Pro Forma Statements of Operations

A.	Reflects the unaudited pro forma condensed consolidated statements of operations of the Company for the nine months ended September 30, 2012 which gives effect to the formation and offering transactions disclosed in the Company Form 10-Q for the nine months ended September 30, 2012.

B.	Amounts reflect certain historical operations of the Property for the nine months ended September 30, 2012, unless otherwise noted.

C.	Represents the unaudited pro forma adjustments related to the acquisition for the period presented.

(1)	Represents above/below market lease amortization.

(2)	Represents the depreciation and amortization of the buildings, leasing commissions and capitalized legal/marketing costs resulting from the purchase price allocation in accordance with accounting principles generally accepted in the United States of America.

(3)	The Property’s outstanding debt was paid off as part of the acquisition transaction. Accordingly, the pro forma financial statements assume the repayment of this debt for all periods presented, resulting in no interest expense being recorded.

D.	Reflects the unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 31, 2011 which gives effect to the formation and offering transactions disclosed in the Company’s Form 10-Q for the nine months ended September 30, 2012.

E.	Amounts reflect the historical operations of the Property for the years ended December 31, 2011, unless otherwise noted.